                                                                   EXHIBIT 10.13

                                    FORM OF
                            NONCOMPETITION AGREEMENT

     THIS NONCOMPETITION AGREEMENT ("Agreement") is made and entered into as of _______________, 1998, between and among HOST MARRIOTT CORPORATION, a Delaware corporation ("HMC"), HOST MARRIOTT, L.P., a Delaware limited partnership (the "Operating Partnership," together with HMC "Host"), CRESTLINE CAPITAL CORPORATION, a Delaware corporation ("CCC") and _________, a Delaware corporation ("NCS"). As used in this Agreement, the terms "Host," "CCC" and "NCS" shall mean Host, CCC and NCS, as the case may be, and their respective Subsidiaries and Affiliates (as such terms are defined in Section 1).

     WHEREAS, in connection with (i) the lease of substantially all of the full-service hotels owned by Host, and the sublease of certain limited-service hotels leased by Host from third parties, to CCC (each, a "Hotel Lease" and, together, the "Hotel Leases") and (ii) the lease by NCS to CCC of certain furniture, furnishing, fixtures, soft goods, case goods, equipment and other similar items for use in the hotels ("FF&E") under certain leases entered into in connection with the Hotel Leases (the "FF&E Leases"), in each case as part of the REIT Conversion (as defined in Section 1), Host, CCC and NCS have agreed to enter into this Agreement; and

     WHEREAS, as of the date hereof, CCC's principal business consists of owning, directly or through its Subsidiaries, the Senior Living Community Business, the Hotel Leasing Business, the Asset Management Services Business and the Swissotel Management Company Interest (as such terms are defined in Section
1); and

     WHEREAS, as of the date hereof, Host's principal business consists of owning the Host Business and the Non-Controlled Subsidiary Interests (as such terms are defined in Section 1).

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, in the Hotel Leases and the FF&E Leases, and in the related agreements entered into pursuant to or related to the Hotel Leases or the FF&E Leases, and for other valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, Host, CCC, and NCS agree as follows:

                                  ARTICLE ONE

                                  DEFINITIONS

1.   Definitions.

     The following terms when used herein shall have the meanings set forth below:

     "Affiliates" shall mean any Person directly or indirectly controlling or
      ----------
controlled by, or under direct or indirect common control with, Host, NCS or CCC, as the case may be. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, through the ownership of voting securities, by contract, or otherwise. Notwithstanding the foregoing, (i) Host's Affiliates shall not include CCC, any Non-Controlled Subsidiary or Marriott International, Inc., or their respective Subsidiaries or Affiliates,
(ii) CCC's Affiliates shall not include Host, any Non-Controlled Subsidiary or Marriott International, Inc., or their respective Subsidiaries or Affiliates, and (iii) NCS's Affiliates shall not include Host, CCC, Marriott International, Inc. or any other Non-Controlled Subsidiary, or their respective Subsidiaries or Affiliates.

     "Asset Management Services Business" means the provision of asset
      ----------------------------------
management services to owners of hotels, including without limitation, (i) administration of contracts, (ii) review of operating and financial results, financial statements, budgets, revenue projections and capital spending plans with hotel managers and owners, (iii) administration of facility loans, (iv) negotiation of third party management arrangements, (v) assessment of market conditions, (vi) negotiation of regulatory issues and (vii) provision of advice and information to hotel owners in connection with acquisitions or dispositions of hotels.

     "Carried Interest" shall mean with respect to any Person, any right of
      ----------------
another Person (by reason of its status as a general partner, sponsor or otherwise) to receive a specific portion of the earnings or assets of such Person once other investors in such Person have received an agreed upon return on their investment in such Person.

     "Compete" shall mean (i) to conduct or participate or engage in, or bid
      -------
for, or otherwise pursue, a business, whether as a principal, sole proprietor, partner, stockholder, or agent of, or consultant or lender to, or manager for, any Person or in any other capacity, or (ii) have any ownership or financial interest in any Person or business which conducts, participates or engages in, or bids for, or otherwise pursues, a business, whether as a principal, sole proprietor, partner, stockholder, or agent of, investor in, or consultant or lender to or manager for, any Person or in any other capacity.

     "Crestline Capital Corporation" shall have the meaning set forth in the
      -----------------------------
first paragraph of this Agreement.

     "FF&E" shall have the meaning set forth in the second paragraph of this
      ----
Agreement.

     "FF&E Leases" shall have the meaning set forth in the second paragraph of
      -----------
this Agreement.

     "Franchise Business" shall mean the ownership or operation of any single or
      ------------------
multiple full-service hotel management or franchise system operating under one or more common brand names. Without otherwise expanding the definition of "Franchise Business," the term "Franchise Business" shall not include (i) the operation of hotels, whether owned by CCC or otherwise, pursuant to a franchise or similar license agreement with the owner of the brand name as long as the owner of such brand name is not CCC, including the operation of full-service hotels owned by owners other than CCC pursuant to management agreements, (ii) any business or activity with respect to limited-service hotels or (iii) any asset management activities undertaken with respect to hotels for the owners of such hotels.

     "Host" shall have the meaning set forth in the first paragraph of this
      ----
Agreement.

     "Host Business" shall mean the business of owning full-service hotels,
      -------------
including without limitation the Initial Hotels, acquiring additional existing and newly developed full-service hotels, developing and constructing for ownership by Host full-service hotels, and improving and expanding the Initial Hotels and any additional full-service hotels in which Host acquires an interest. The term "Host Business" shall not include, without limitation, (i) any business or other activity with respect to limited-service hotels or (ii) any business or other activity with respect to full-service hotels other than the acquisition, development or ownership of full-service hotels or equity interests therein.

     "Host REIT" shall mean HMC Merger Corporation, a Maryland corporation into
      ---------
and with which Host will merge as part of the REIT Conversion.

     "Hotel Lease" shall have the meaning set forth in the second paragraph of
      -----------
this Agreement.

     "Hotel Leasing Business" means the business of leasing, as the tenant or
      ----------------------
subtenant, limited-service or full-service hotel properties and operating or franchising, as the operator or franchisee, such properties, either directly or through a contractual arrangement with a third party.


     "Hotel Management Business" means the business of managing, operating or
      -------------------------
franchising limited-service or full-service hotel properties on behalf of third parties with respect to matters incident to the operation of such properties including, without limitation, management services with respect to food, beverages, housekeeping, laundry, vending, plant and equipment operation and maintenance, grounds care, gift or merchandise shops within such properties, reservations, sales and marketing services, conference and meeting facilities, health rooms, swimming and other sports facilities and all other services related to the operation of such hotel properties.

     "Initial Hotels" shall mean the full-service hotels operated primarily
      --------------
under the Marriott, Ritz-Carlton, Four Seasons, Swissotel and Hyatt brand names in which Host will initially have controlling interests or own outright following the REIT Conversion, as set forth on Schedule A hereto.
                                               ----------

     "Merger" shall mean the merger of Host with and into Host REIT as part of
      ------
the REIT Conversion.

     "NCS" shall have the meaning set forth in the first paragraph of this
      ---
Agreement.

     "1993 Noncompetition Agreement" shall have the meaning set forth in Section
      -----------------------------
4.1.B. hereof.

     "Non-Controlled Subsidiary" shall mean any taxable corporation, including
      -------------------------
without limitation NCS, in which the Operating Partnership owns, directly or through a Subsidiary, more than fifty percent (50%) of the economic interest but which the Operating Partnership, either directly or through a Subsidiary, does not control. For purposes of this definition, "control," when used with respect to any Non-Controlled Subsidiary, means the power to direct the management and policies of such Non-Controlled Subsidiary, directly or indirectly, through the ownership of voting securities, by contract, or otherwise.

     "Non-Controlled Subsidiary Interests" shall mean the economic interests
      -----------------------------------
held by the Operating Partnership, either directly or through a Subsidiary, in the Non-Controlled Subsidiaries.

     "Operating Partnership" shall have the meaning set forth in the first
      ---------------------
paragraph of this Agreement.

     "Person" shall mean any person, firm, corporation, general or limited
      ------
partnership, association, or other entity.

     "Primary Host Lessee" shall mean the lessee of more than 25% of the Initial
      -------------------
Hotels.

     "REIT Conversion" shall mean the reorganization of Host's business
      ---------------
operations to permit Host to qualify as a "real estate investment trust" under

Sections 856 through 859 of the Internal Revenue Code of 1986, as amended, including the Merger and the other transactions described in the Prospectus/Consent Solicitation that is part of the Registration Statement filed with the Securities and Exchange Commission by Host REIT and the Operating Partnership on Form S-4 (File No. 333-55807).

     "Senior Living Community Business" shall mean the businesses of owning the
      --------------------------------
31 retirement community properties owned by CCC as of the date hereof, acquiring and owning additional existing and newly developed retirement community properties, improving and expanding the retirement community properties owned and acquired by CCC and/or operating retirement community properties for other owners thereof (whether pursuant to a management agreement, operating agreement, lease, license or otherwise).

     "Subsidiaries" shall mean corporations or other entities which are more
      ------------
than ten percent (10%) owned, directly or indirectly, by Host, CCC or NCS, as the case may be, and partnerships in which Host, CCC or NCS, as the case may be, or a Subsidiary thereof, is a general partner. Notwithstanding the foregoing, Host's Subsidiaries shall not include NCS or any other Non-Controlled Subsidiary which becomes a party to this Agreement or otherwise agrees to be bound by terms which are substantially the same as those set forth in Section 2.

     "Swissotel Management Company Interest" means CCC's 25% interest in
      -------------------------------------
BRE/Swiss Management L.L.C.

     "Transfer" shall mean the sale, conveyance, disposal of or other transfer
      --------
of ownership, title or other interest.

                                  ARTICLE TWO

               NONCOMPETITION WITH RESPECT TO THE SENIOR LIVING
                              COMMUNITY BUSINESS

2.   Certain Restrictions on Host and NCS.

     A. Except as provided in Section 2.C., from the date hereof until December 31, 2003, neither Host nor NCS shall Compete in the Senior Living Community Business.


     B. Except as provided in Section 2.C., from the date hereof until the earlier of December 31, 2008 and the date on which CCC is no longer the Primary Host Lessee, neither Host nor NCS shall Compete in the Hotel Leasing Business or the Asset Management Services Business.

     C. Neither Section 2.A. nor Section 2.B. shall not prohibit Host or NCS from engaging in the following activities:

          (i) the ownership of any equity interest in a Person which Competes with the Senior Living Community Business or the Hotel Leasing Business if Host or NCS, as the case may be, directly or indirectly, is the beneficial owner of not more than five percent (5%) of such Person's outstanding equity interests, including for such purpose any Carried Interest in such Person, whether or not earned (based upon the maximum percentage applicable for such Carried Interest);

          (ii) the acquisition (by merger, stock purchase or otherwise) of, or the purchase of assets from, any Person who Competes with the Senior Living Community Business or the Hotel Leasing Business if the fair market value, on the acquisition date, of the acquired assets which relate to activities which Compete with the Senior Living Community Business or the Hotel Leasing Business, as the case may be, do not constitute more than ten percent (10%) of the total purchase price for the transaction;

          (iii) the leasing, directly or indirectly, by Host from NCS or by NCS from Host of limited-service or full-service hotel properties, the leasing, directly or indirectly, by Host from any other Person of limited-service or full-service hotel properties where Host has a direct or indirect equity interest in such Person sufficient for such Person to be consolidated with Host for financial accounting purposes, or the leasing by HMH HPT Courtyard, Inc. or HMH HPT Residence Inn, Inc. of any limited-service hotels pursuant to leases which are in effect on the date hereof, including any renewals or extensions thereof; or

         [(iv)   the management by Host or any Affiliate thereof of any hotels in which Host or NCS, as the case may be, has a direct or indirect equity interest.]

     D. Each of Host and NCS agrees that, from the date hereof until December 31, 2000, it will not solicit, hire or induce the termination of employment of, a person who is employed by CCC at the time of, or was employed by CCC at any time within three months prior to, such solicitation, hiring or inducement and whose grade is, or, if applicable, was at the time of the termination of his employment with CCC, the equivalent of Host's current grade 56 or above.

                                 ARTICLE THREE

                NONCOMPETITION WITH RESPECT TO THE HOST BUSINESS

3.   Certain Restrictions on CCC.

     A. Except as provided in Section 3.B., from the date hereof until the earlier of December 31, 2008 and the date on which CCC is no longer the Primary Host Lessee, CCC shall not compete in the Host Business.

     B. Section 3.A. shall not prohibit CCC from engaging in the following activities:

          (i) any activity (including any investments) undertaken by CCC that is reasonably connected with its business of acting as a lessee of full-service hotels, including acquisitions of property and assets used in such hotels that are incidental to CCC's role as lessee (such as "hotel working capital" and "furniture, fixtures and equipment" in a manner similar to that contemplated under the Hotel Leases) [but excluding loans to or equity investments in the lessor or any of its Affiliates except to the extent permitted under clause (v) below)];

          (ii) any activity undertaken by CCC with respect to the Asset Management Services Business;

          (iii) the ownership of any equity interest in a Person which Competes with the Host Business if CCC, directly or indirectly, is the beneficial owner of not more than five percent (5%) or more of such Person's outstanding equity interests, including for such purpose any Carried Interest in such Person, whether or not earned (based upon the maximum percentage applicable for such Carried Interest);

          (iv) the acquisition (by merger, stock purchase or otherwise) of, or the purchase of assets from, any Person who Competes with the Host Business if the fair market value, on the acquisition date, of the acquired assets which relate to activities which Compete with the Host Business do not constitute more than ten percent (10%) of the total purchase price for the transaction;

          (v) the provision of financing for a full-service hotel (whether directly or by participation in a lender syndicate) so long as the following conditions are met:

     (A) CCC is (or has the right to become) the lessee of such hotel on the date on which CCC becomes contractually committed to provide such financing,

     (B) if such financing is in the form of a loan, (1) the interest of CCC in such financing does not exceed either (x) twenty percent (20%) of the fair market value, on the date on which CCC becomes contractually committed to provide such financing, of the hotel which is subject to such financing, or (v) fifty percent (50%) of the excess of the fair market value of the hotel on such date over the outstanding principal balance of all indebtedness secured directly or indirectly, by such hotel (or interests therein) that is senior, directly or indirectly, in right of payment (whether by reason of direct subordination, structural subordination or otherwise) to the loan made by CCC, and (2) such loan does not include any equity participation feature (whether in the form of warrants, options, a conversion right, interest payments based upon profits, revenues, and/or appreciation, or otherwise) that would cause CCC to violate subclause (C) below at any time, assuming for purposes of such determination that CCC would exercise any and all options and other rights that it might have in connection with such loan (provided that the foregoing shall not prevent the exercise by CCC of its rights upon foreclosure of such indebtedness):

     (C) if such financing is in the form of an equity investment, directly or indirectly, in the hotel or the Person owning, directly or indirectly, the hotel, CCC will not beneficially own (and will not have any right to acquire beneficial ownership of) more than fifteen percent (15%) of the outstanding equity interests of the Person which owns such hotel, including for such purpose any Carried Interest in such Person, whether or not earned (based upon the maximum percentage applicable for such Carried Interest), and CCC cannot, by reason of the ownership of such equity interest or otherwise, have any right to control the hotel or the Person owning such hotel (including, but not limited to, control resulting from a general partner interest, special rights as a manager of a limited liability company or similar entity, contractual or other rights to representation on the board of such Person that are disproportionate to CCC's equity ownership in such Person, disproportionate voting rights with respect to CCC's equity position, or veto or approval rights as to major decisions).

  C. CCC agrees that, from the date hereof until December 31, 2000, it will not solicit, hire, or induce the termination of employment of, a person who is employed by Host or NCS at the time of, or was employed by Host or NCS at any time within three months prior to, such solicitation, hiring or inducement and whose grade, is or, if applicable, was at the time of the termination of his employment with Host or NCS, the equivalent of Host's current grade 56 or above.


                                  ARTICLE FOUR

           LIMITATION ON ENGAGEMENT IN THE HOTEL MANAGEMENT BUSINESS

4.1  Certain Restrictions on CCC.


     A. Except as provided in Sections 4.1.B. and 4.1.C., CCC shall be entitled to Compete in the Hotel Management Business.

     B. CCC acknowledges that the provisions of that certain Noncompetition Agreement between and among Host (formerly known as Marriott Corporation) and Marriott International, Inc., dated as of October 8, 1993, as amended, (the "1993 Noncompetition Agreement"), applies to it and that such 1993 Noncompetition Agreement has been amended effective the date hereof to include CCC as a party thereto.

     C. Notwithstanding the foregoing Section 4.1.A., from the date hereof until the earlier of December 31, 2008 and the date on which CCC is no longer the Primary Host Lessee, CCC shall comply with the following restrictions:


         (i) CCC shall not, without the consent of Host in its sole discretion, engage in the Hotel Management Business with regard to any hotels owned by Host.

         (ii)  CCC shall not Compete in the Franchise Business.

     D. Notwithstanding anything herein to the contrary, nothing in this Agreement shall prohibit CCC from owning the Swissotel Management Company Interest or any activities undertaken by BRE/Swiss Management L.L.C.


                                 ARTICLE FIVE

                                 MISCELLANEOUS

5.1  Arbitration of Certain Matters.

     Host, CCC and NCS agree that any controversy or dispute concerning any calculation or determination of value or sales arising under Sections 2.C.(ii) or 3.B.(iv) hereof shall be settled in arbitration in accordance with the Rules of the American Arbitration Association then in effect. Such arbitration shall take place in Washington, D.C. Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall not, under any circumstances, have any authority to award punitive, consequential, exemplary or similar damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Nothing contained in this Section 5.1 shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (i) to restrain the other party from breaching this Agreement, or (ii) for specific enforcement of this Section
5.1. The parties agree that any legal remedy available to a party with respect to a breach of this Section 5.1 will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Section 5.1. Neither party nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of both parties, except as required to fulfill applicable disclosure and reporting obligations, or as otherwise required by agreements with third parties, or by law.

5.2  Entire Agreement.

     This Agreement, the Hotel Leases, the FF&E Leases and the 1993 Noncompetition Agreement constitute the entire agreement of the parties concerning the subject matter hereof.

5.3  Modification.

     This Agreement may only be amended, modified or supplemented in a written agreement signed by both parties hereto.

5.4  Waiver.

     No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision hereof, except by written instrument of the party charged with such waiver or estoppel.

5.5  Severability.

     Host, CCC and NCS agree that the period of restriction and the lack of geographical area of restriction imposed upon the parties are fair and reasonable, are reasonably required for the protection of each of the parties hereto and have been specifically negotiated and carefully tailored with a view to preventing the serious and irreparable injury the other party will suffer in the event of competition by such party with the other party during the time periods set forth herein. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect as though the invalid portions were not a part hereof. If the provisions of this Agreement relating to the geographical area of restriction or the period of restriction shall be deemed to exceed the maximum geographical area or period which a court having jurisdiction over the matter would deem enforceable, such area or period shall, for purposes of this Agreement, be deemed to be the maximum geographical area or period which such court would deem valid and enforceable.

5.6  Remedies.

     CCC, Host and NCS agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof, and that their remedy at law for any breach of the other party's obligations hereunder would be inadequate. CCC, Host and NCS agree and consent that temporary and permanent injunctive relief may be granted in any proceeding which may be brought to enforce any provision hereof without the necessity of proof of actual damage.

     The parties hereby agree that the obligations of Host and NCS hereunder are independent and that neither Host nor NCS shall have any liability for the breach by the other of such other's obligations hereunder. CCC and Host agree that, in the event that any Non-Controlled Subsidiary which is not a party to this Agreement engages in any activity which is prohibited to Host under this Agreement, CCC shall not be entitled to terminate this Agreement but Host shall indemnify and hold CCC harmless from any liabilities, damages, losses and reasonable expenses incurred by CCC as a result thereof.

5.7  Enforceability.

     The terms, conditions and promises contained in this Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, their heirs, personal representatives, or successors and assigns. Without limiting the generality of the foregoing, the parties agree that, following the Merger, Host REIT shall be deemed to be a successor of Host under this Agreement. Each of the parties hereto shall cause its Subsidiaries which are not Non-Controlled Subsidiaries to comply with such party's obligations hereunder. Nothing herein, expressed or implied, shall be construed to give any other Person any legal or equitable rights hereunder.

5.8  Assignment and Successors and Assigns.

     Neither party shall, without the prior written consent of the other, assign any rights or delegate any obligations under this Agreement. Notwithstanding anything herein to the contrary, the restrictions, rights and obligations set forth herein shall be treated as follows: in the event Host Transfers all or substantially all of the Host Business, the transferee thereof shall automatically be bound by the terms of this Agreement; in the event CCC Transfers all or substantially all of the Senior Living Community Business or all or substantially all of the Hotel Leasing Business or all or substantially all of the Asset Management Services Business, the transferee thereof shall automatically be bound by the terms of this Agreement; and, in the event NCS Transfers all or substantially all of its business of leasing FF&E to lessees of full and limited-service hotels, the transferee thereof shall automatically be bound by the terms of this Agreement.

5.9  Consent to Jurisdiction.

     Subject to Section 5.1 hereof, the parties irrevocably submit to the exclusive jurisdiction of (i) the Courts of the State of Maryland in Montgomery County, and (ii) if federal jurisdiction exists, the United States District Court for the State of Maryland for the purposes of any suit, action or other proceeding arising out of this Agreement.

5.10 Interpretation.

     When a reference is made to this Agreement to a Section, Article, or Schedule, such reference shall be to a Section, Article, or Schedule of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall neither affect the meaning or interpretation of this Agreement, nor define or limit the scope or intent of any provision or part hereof. Whenever the words "include," or "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

5.11 Notices.

     All notices and other communications hereunder shall be in writing and shall be delivered by hand, by telecopier with computer generated acknowledgement of receipt, by mail or by Federal Express or similar expedited commercial carrier, to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice), postpaid and certified with return receipt requested (if by mail), or with all freight charges prepaid (if by Federal Express or similar carrier), and shall be deemed given on the date of acknowledged receipt, in the case of a notice by telecopier, and, in all other cases, on the date of receipt or refusal:


          To Host:

               Host Marriott Corporation
               10400 Fernwood Road
               Bethesda, Maryland 20817
               Attention:  Christopher G. Townsend, Senior Vice
                           President, General Counsel and
                           Corporate Secretary
               Fax No.:  301/380-3588

          To CCC:

               Crestline Capital Corporation
               10400 Fernwood Road
               Bethesda, Maryland 20817
               Attention:  Tracy M.J. Colden, Senior Vice President,
                           General Counsel and Corporate Secretary
                Fax No.:  301/
                              ----------------
          To NCS:

               --------------------------
               10400 Fernwood Road
               Bethesda, Maryland  20817
               Attention:
                         ----------------
               Fax:  301/
                         ----------------

5.12 Governing Law.

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Maryland, regardless of the laws that might be applied under applicable principles of conflicts of laws.

5.13 Relationship of Parties.

     It is understood and agreed that nothing in this Agreement shall be deemed or construed by the parties or any third party as creating an employer-employee, principal/agent, partnership or joint venture relationship between or among the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered, all as of the day and year first above written.



                                       CRESTLINE CAPITAL CORPORATION


                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:


                                       HOST MARRIOTT CORPORATION


                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:



                                       HOST MARRIOTT, L.P.


                                       By:  HMC REAL ESTATE LLC,
                                            General Partner


                                       By:
                                          ---------------------------------
                                       Name:
                                       Title:

                                  Schedule A
                                  ----------

                                Initial Hotels
                                --------------